                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           Man Sang Holdings, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                              39 CHATHAM ROAD SOUTH
                         TSIMSHATSUI, KOWLOON, HONG KONG

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 2, 1999

To the Shareholders of Man Sang Holdings, Inc. :

       An Annual Meeting of Shareholders of Man Sang Holdings, Inc. (the "Company") will be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, at 10:00 a.m., on Monday, August 2, 1999 for the following purposes :

       1. To elect six Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

       2. To ratify the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants.

       3. To approve an amendment to the Company's 1996 Stock Option Plan to reserve an additional 1,000,000 shares of Common Stock for issuance thereunder.

       4. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Shareholders of record at the close of business on July 5, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

       You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

       YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                        By Order of the Board of Directors

                                        /s/ SOPHIA HO

                                        Sophia Ho
                                        Secretary

Hong Kong
July 5, 1999

                             MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                              39 CHATHAM ROAD SOUTH
                         TSIMSHATSUI, KOWLOON, HONG KONG

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 2, 1999

PURPOSE

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Man Sang Holdings, Inc., a Nevada corporation (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at 21/F, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong, on Monday, August 2, 1999 at 10:00 a.m. local time. The accompanying enclosed notice of the Annual Meeting, this Proxy Statement and the enclosed proxy are being mailed to shareholders on or about July 9, 1999. All of the expenses in connection with soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company's common stock, will be borne by the Company.

PROXIES AND REVOCATION OF PROXIES

       The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company, and not properly revoked, prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, FOR the ratification of the appointment of the designated independent accountants, and FOR the amendment to the Company's 1996 Stock Option Plan to reserve an additional 1,000,000 shares of Common Stock (as defined below) for issuance thereunder. Any proxy given pursuant to this solicitation may be revoked by the person giving it anytime before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or (ii) attending the Annual Meeting and voting in person.

VOTING SECURITIES

       The Board of Directors has fixed July 5, 1999 as the record date (the "Record Date") for the determination of holders of common stock, $.001 par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 4,305,960 shares of the Common Stock. The holders of the Common Stock will be entitled to one vote per share of the Common Stock registered in their names on the books of the Company at the close of business on the Record Date. In addition to the Common Stock, there were 100,000 shares of Series A Preferred Stock (the "Series A Preferred Stock") outstanding and entitled to vote as of the Record Date. The holders of Series A Preferred Stock, as a class, are entitled to one-third voting control, or an aggregate of 2,152,980 votes at the Annual Meeting, in all matters voted on by the shareholders of the Company.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

       The information furnished in the following table indicates beneficial ownership of shares of the Company's Common Stock, as of July 5, 1999, by (i) each shareholder of the Company who is known by the Company to be beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, nominee for director and Named Officer (defined in "Information Regarding Executive Officers" in Proposal 1 below) of the Company, individually, and (iii) all officers and directors of the Company as a group.

NAME AND ADDRESS                                                          AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                                      BENEFICIAL OWNERSHIP (1)      PERCENT OF CLASS
-------------------                                                      ------------------------      ----------------
Cafoong Limited (2) (4) .........................................                2,750,000                  58%
Cheng Chung Hing, Ricky (2) (3) (4) .............................                2,800,000                  59%
Cheng Tai Po (2) (3) (4) ........................................                2,800,000                  59%
Yan Sau Man, Amy (3) (4) ........................................                   50,000                   1%
Hung Kwok Wing, Sonny (3) (4) ...................................                   50,000                   1%
Lai Chau Ming, Matthew (4) ......................................                    - 0 -                   *
Yuen Ka Lok, Ernest (4) .........................................                    - 0 -                   *
Sun Kam Fai, Zacky (4) ..........................................                    - 0 -                   *
Ho Suk Han, Sophia (4) ..........................................                    - 0 -                   *
All executive officers and directors as a group (8 persons) .....                2,950,000                  62%

-------------
 *     Less than 1%

(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and the number of shares shown as beneficially owned by any person may not be deemed to be beneficially owned for other purposes. Unless otherwise indicated in these footnotes, each named individual has sole voting and investment power with respect to such shares of Common Stock, subject to community property laws, where applicable.

(2) Cafoong Limited owns directly 1,357,875 shares of Common Stock of the Company. Cafoong Limited also owns indirectly 1,392,125 shares of Common Stock of the Company by virtue of holding all issued and outstanding shares of certain British Virgin Islands companies which own such shares of Common Stock of the Company. Because Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited, they may be deemed to be the beneficial owners of the shares of Common Stock of the Company which are owned, directly or indirectly, by Cafoong Limited.

(3) Each of Cheng Chung Hung, Ricky, Cheng Tai Po, Yan Sau Man, Amy and Hung Kwok Wing, Sonny has the right, within 60 days, to exercise non-qualified options granted under the 1996 Stock Option Plan to purchase 50,000 shares of Common Stock of the Company .

(4) Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

PREFERRED STOCK

       The following table is furnished as of July 5, 1999, to indicate beneficial ownership of the Company's Series A Preferred Shares by each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Series A Preferred Shares.

NAME AND ADDRESS                                                        AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                                     BENEFICIAL OWNERSHIP (1)          PERCENT OF CLASS
-------------------                                                     ------------------------          ----------------
Cafoong Limited (1) (2) .............................................           100,000                       100%

-----------
(1) Cheng Chung Hing, Ricky and Cheng Tai Po own 60% and 40%, respectively, of all issued and outstanding stock, and are directors, of Cafoong Limited and, accordingly, are deemed to be the beneficial owners of the shares of Series A Preferred Stock of the Company owned by Cafoong Limited.

(2) Address is 21st Floor, Railway Plaza, 39 Chatham Road South, Tsimshatsui, Kowloon, Hong Kong.

CHANGES IN CONTROL

       To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

QUORUM AND VOTING PROCEDURES

       The presence at the Annual Meeting, in person or by proxy, of the holders representing a majority of voting powers of the outstanding shares of the Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum. Shares of Common Stock and Series A Preferred Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

       The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the nominees to the Board of Directors named in this Proxy Statement, for the ratification of the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants, for the amendment to the Company's 1996 Stock Option Plan to reserve an additional 1,000,000 shares of Common Stock for issuance thereunder; and at the discretion of the persons named in the accompanying proxy on any other business that may properly come before the Annual Meeting.

       Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting, the six nominees for election to the Board of Directors who receive a plurality of votes cast for the election of directors present in person or represented by proxy shall be elected directors. The appointment of Deloitte Touche Tohmatsu as the Company's independent accountants will be ratified if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 2 hereof. The number of shares of Common Stock that is reserved for issuance under the Company's 1996 Stock Option Plan will be increased by 1,000,000 if a majority of votes cast in the Annual Meeting in person or by proxy are in favor of Proposal 3 hereof. Abstentions and broker non-votes will not affect the outcome of the voting because they will not represent votes cast.

       The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in accompanying proxy intend to vote such proxies in accordance with their best judgment.

       Under the laws of the State of Nevada, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

       Six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and shall have been qualified. The Board of Directors has nominated Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Hung Kwok Wing, Sonny; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest to serve as directors (the "Nominees"). Directors shall be elected by shareholders holding a plurality of the votes represented by the shares of Common Stock and Series A Preferred Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to present such lesser number of directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

       The following table sets forth, as of July 5, 1999, the name and age, position held with the Company and term of office, of each director or executive officer of the Company and the period or periods during which he or she has served in his or her respective position(s).

NAME                                AGE                     POSITION(S) HELD                               TERM OF OFFICE
------------                        ---                     ----------------                               --------------
Cheng Chung Hing, Ricky             38                      President and Chairman of the Board             1/96 - present
                                                            Chief Executive Officer                         1/98 - present
                                                            Chief Financial Officer                         2/99 - present
Cheng Tai Po                        47                      Vice Chairman of the Board                      1/96 - present
Yan Sau Man, Amy                    36                      Vice President and Director                     1/96 - present
Hung Kwok Wing, Sonny               35                      Vice President and Director                    11/96 - present
Lai Chau Ming, Matthew              46                      Director                                       11/96 - present
Yuen Ka Lok, Ernest                 36                      Director                                       11/96 - present

TERM OF OFFICE

       Each of the directors of the Company serves until his or her successor is duly elected at the next annual meeting of shareholders or until his or her earlier resignation or removal.

INFORMATION REGARDING EXECUTIVE OFFICERS

       The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities and information with respect to non-employee directors are indicated in the description of business experience of such persons below.

NAME                                                                                AGE          POSITION HELD
----                                                                                ---          -------------
Cheng Chung Hing, Ricky .....................................................       38           President, Chairman, Chief
                                                                                                   Executive Officer, Chief
                                                                                                   Financial Officer
Cheng Tai Po ................................................................       47           Vice Chairman
Yan Sau Man, Amy ............................................................       36           Vice President
Hung Kwok Wing, Sonny .......................................................       35           Vice President
Sun Kam Fai, Zacky ..........................................................       37           Vice President
Ho Suk Han, Sophia ..........................................................       30           Secretary

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

       CHENG Chung Hing, Ricky, co-founder of the Company with its subsidiaries (the "Group"), has served as Chairman of the Board of Directors and President of the Company since January 8, 1996, and of Man Sang International (B.V.I.) Limited ("Man Sang BVI") since December 1995. He was appointed a member of the Compensation Committee of the Board of Directors on September 8, 1997 but resigned on September 18, 1998. He was appointed Chief Executive Officer and Chief Financial Officer of the Company on January 2, 1998 and February 27, 1999 respectively. Mr. Cheng was appointed Chairman and a Director of Man Sang International Limited ("MSIL"), an indirect subsidiary listed on The Stock Exchange of Hong Kong Limited, on August 8, 1997 and August 4, 1997, respectively. Prior to the reorganization of the Group in late 1995 which culminated in the Company's issuance of Common Stock and Series A Preferred Stock in exchange for all the outstanding securities of Man Sang BVI in January 1996 (the "Group Reorganization"), he had served as chairman and president of various companies within the Group. Mr. Cheng has over 15 years' experience in the pearl business and is responsible for overall planning, strategic formulation and business development of the Company.

       CHENG Tai Po, co-founder of the Group, has served as Vice Chairman of the Company since January 8, 1996 and of Man Sang BVI since December 1995. He was appointed Deputy Chairman and a Director of MSIL on August 8 and August 4, 1997, respectively. Prior to the Group Reorganization, he had served as vice-chairman of various companies within the Group. Mr. Cheng has over 15 years' experience in the pearl business and is responsible for purchasing and processing of pearls as well as overall planning, strategic formulation and business development of the Company.

       YAN Sau Man, Amy, has served as Vice President and a Director of the Company since January 8, 1996 and of Man Sang BVI since December 1995. She was appointed as a Director of MSIL on August 12, 1997. Ms. Yan joined the Group in 1984 and has been responsible for overall marketing and sales activities of the Company.

       HUNG Kwok Wing, Sonny, has served as Vice President and a Director of the Company since November 1, 1996. He was appointed a Director of MSIL on August 12, 1997. Prior to joining the Company, Mr. Hung was employed as Deputy Manager of Dah Sing Bank from February 1996 to October 1996 and as Branch Manager of The Hongkong and Shanghai Banking Corporation Limited from 1991 to February 1996. Mr. Hung is responsible for formulation and execution of corporate policies and participates in the development and implementation of corporate planning programs. Mr. Hung received his bachelor's degree in Finance and Banking from San Francisco State University and master's degree in Business Administration from the University of Strathclyde, U.K.

       LAI Chau Ming, Matthew, has served as a Director of the Company since November 1996. He was appointed a member of the Compensation Committee and a member of the Audit Committee of the Board of Directors on September 8, 1997 and September 18, 1998 respectively. Mr. Lai is currently employed as Senior Manager of Vickers Ballas Hong Kong Limited ("Vickers Ballas"). Prior to his joining Vickers Ballas in July 1996, Mr. Lai served from 1972 to 1996 as a Senior Manager of Sun Hung Kai Investment Company Limited, one of the biggest investment companies in Hong Kong. Mr. Lai has over 26 years' experience in investment. He is experienced in the areas of financial management and planning.

       YUEN Ka Lok, Ernest, has served as a Director of the Company since November 1996. He was appointed Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors on September 8, 1997 and September 18, 1998 respectively. Mr. Yuen was also appointed a Director of MSIL on August 12, 1997. Mr. Yuen is a solicitor and is currently a Partner in the law firm of Messrs. Yuen & Partners. Mr. Yuen joined Messrs. Ivan Tang & Co. ("ITC") as a Consultant in August 1994 and became a Partner in January 1996. The Hong Kong office of ITC changed its practice name to Yuen & Partners in August, 1997. Prior to his joining ITC, from March 1992 to August 1994, Mr. Yuen was employed as Assistant Solicitor at Messrs. Van Langenbery & Lau ("VLL") and Messrs. AB Nasir, respectively. Prior to his joining VLL, Mr. Yuen was an Articled Clerk at Messrs. Robin Bridge & John Liu. From 1985 to 1987, Mr. Yuen was an audit trainee at Price Waterhouse (now known as PriceWaterhouseCoopers), an international accounting firm. Mr. Yuen is experienced in civil and criminal litigations as well as the general commercial transactions.

       SUN Kam Fai, Zacky, joined the Company in March 1999 and has served as Vice President of the Company since May 3, 1999. He is responsible for financial management and participates in formulation and execution of corporate policies. Mr. Sun was the Financial Controller of CCT Communication Group Limited in Hong Kong from December 1997 to February 1999 and of Synergy Power Corporation Pty Ltd in Australia from May 1995 to June 1997. In June 1992, he established an independent accounting firm in Hong Kong, which he managed until October 1994. From April 1987 to June 1992, Mr. Sun served as Project Manager of Toplus Development Limited to explore investment opportunities. From 1984 to 1987, Mr. Sun was an audit trainee at Ernst & Whinney (now known as Ernst & Young), an international accounting firm. He is a Certified Public Accountant, a fellow of the Association of the Chartered Certified Accountants, an associate of the Australian Society of Certified Public Accountants and an associate of the Hong Kong Society of Accountants.

       HO Suk Han, Sophia, has served as Secretary of the Company since January 1998. Miss Ho has over 8 years' experience in company secretarial work in an international accounting firm and several listed companies in Hong Kong. She is an associate of The Hong Kong Institute of Company Secretaries and The Institute of Chartered Secretaries and Administrators in Hong Kong Limited.

FAMILY RELATIONSHIPS

       Cheng Chung Hing, Ricky and Cheng Tai Po are brothers. Other than the foregoing, there are no family relationships among the above-named directors and executive officers of the Company.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

       Based solely on a review of copies of the forms provided to the Company, or written representations that no other filing of forms was required, the Company has found that: (i) Cafoong Limited became the beneficial owner of more than 10% of the Common Stock on January 8, 1996 and such company filed Form 3 in respect thereof in February 1997; (ii) Cheng Chung Hing, Ricky and Cheng Tai Po became the indirect beneficial owners of more than 10% of the Company's Common Stock on January 8, 1996 by virtue of their respective holding of 60% and 40% of all the issued and outstanding stock of Cafoong Limited and such individuals filed Forms 3 in respect thereof on February 20, 1997; and (iii) Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Ng Hak Yee, Patrick (resigned in February

1999); and Hung Kwok Wing, Sonny were granted non-qualified stock options to purchase Common Stock on September 16, 1997 and such individuals filed Forms 4 in respect thereof on April 9, 1998.

COMMITTEES AND ATTENDANCE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

       The Board of Directors established an Audit Committee on September 18, 1998 with Alexander Reid Hamilton as Chairman, and Yuen Ka Lok, Ernest and Lai Chau Ming, Matthew as Committee members. Mr. Hamilton is a Director and Chairman of the Audit Committee of MSIL. He was a partner in an international accounting firm for 16 years and has over 21 years of audit and accounting experience. Mr. Hamilton serves as audit committee member of several companies which are listed on The Stock Exchange of Hong Kong Limited. With his rich experience, the Company invited him to act as Chairman of the Audit Committee.

       The Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company. Besides the monitoring function, the Committee also makes recommendations on improvements and conduct any other duties as the Board of Directors may delegate. During the year ended March 31, 1999, the Audit Committee held two meetings to review the financial results of the Company before presentation to the Board of Directors for approval and release.

COMPENSATION COMMITTEE

       The Board of Directors established a Compensation Committee on September 8, 1997 with Yuen Ka Lok, Ernest as Chairman, and Cheng Chung Hing, Ricky and Lai Chau Ming, Matthew as Committee members. To promote the Committee's independence, Cheng Chung Hing, Ricky resigned as Compensation Committee member on September 18, 1998.

       The Compensation Committee is to deliberate and stipulate the compensation policy for the Company and to administer the 1996 Stock Option Plan. During the year ended March 31, 1999, the Compensation Committee met seven times (six of which were either via full board meetings or by unanimous written consents of action of all directors) to discuss and review the compensation policies of the Company, including but not limited to the grant and administration of stock options to consultants of the Company. The Company engaged consultants during the year ended March 31, 1999 with the aim of enhancing shareholder value. To closely link the consultants' compensation with the Company's stock price, the Compensation Committee granted stock options as a principal part of the consultants' compensation.

       Besides the Audit and Compensation Committee, the Board of Directors presently maintains no other committees.

ATTENDANCE OF THE BOARD OF DIRECTORS

       During the year ended March 31, 1999, the Board of Directors held eleven meetings and adopted seven unanimous written consents of action. Each director (during the period in which each such director served) attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which such director served.

EXECUTIVE COMPENSATION

Overview and the Compensation Committee of the Board of Directors

       While for convenience of reference this Proxy Statement and the annual report on Form 10-K has used "the Company" when referring to the overall business of the Group, the Company itself actually has no employees. The employee directors of the Company have entered into Services Agreement with MSIL (see "Employment Agreements"). Other executive officers in the management team were employed by a subsidiary of MSIL.

       In the 1998 Annual General Meeting of MSIL held in August 1998, the shareholders of MSIL passed a resolution to authorize its Board of Directors to fix remuneration of all directors (which for MSIL would include all its executives) for the year. The MSIL Board determined that the compensation packages of its directors were generally competitive. Hence, the compensation packages remained unchanged for fiscal 1999, save for Cheng Tai Po's (as described in the next paragraph).

       The Board of Directors of both the Company and MSIL recognized that purchasing and processing techniques are critical to the success of the Company's business and, in recognition of Cheng Tai Po's foresight and endeavor to minimize the respective costs, provided him a leasehold property at no cost as his personal residence, commencing October 1998.

       As at July 5, 1999, the Company via its subsidiary, Man Sang BVI, holds 355,000,000 shares, or 73.28% of the issued capital, of MSIL. Since the overall compensation of the executive officers of the Company was determined by the Board of Directors of MSIL, the Company's Compensation Committee takes up a monitoring function. The Committee reviews the decisions of the MSIL Board in relation to this issue. Should the Committee disagree with the decisions of the MSIL Board, the Committee may advise the Company's Board of Directors to vote in any general meeting of MSIL against authorizing the MSIL Board to fix compensation for MSIL's directors and executives.

       For fiscal 1999, all executive officers received their salaries and part of their bonus (if applicable) from MSIL.

       With respect to the Chairman and the Vice Chairman, the Compensation Committee members acknowledged that they have brought to the Company not only their expertise and personal relationships in the pearl industry, but also their vision, foresight and efforts to limit the adverse effects of the weakness in Asian economies over the past year and to steer the Company towards more profitable business. The Committee members also took into account the need to retain such highly qualified officers by providing competitive compensation packages, and granted a bonus to each of Cheng Chung Hing, Ricky, Chairman of the Board and Cheng Tai Po, Vice Chairman.

EXECUTIVE COMPENSATION

       The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company and its subsidiaries during the three years ended March 31, 1999 of the Company's Chief Executive Officer and each of its other most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") during fiscal 1999.

                                                                                              LONG-TERM
                                              ANNUAL COMPENSATION                             COMPENSATION
                                              -------------------                             ------------
                                                                                              SECURITIES
                                                                            OTHER ANNUAL      UNDERLYING             OTHER
NAME AND PRINCIPAL POSITION       YEAR        SALARY      BONUS             COMPENSATION(3)   OPTIONS GRANTED(6)     COMPENSATION
---------------------------       ----        ------      -----             ---------------   ------------------     ------------
                                                ($)         ($)                   ($)                 (#)                ($)
Cheng Chung Hing, Ricky           1999        388,100     291,074(1)         92,135 (4)                     0
Chairman of the Board,            1998        388,100     323,400(2)         92,135 (4)               100,000 &
President, CEO and CFO                                                                             11,800,000
                                  1997        388,100     323,400            45,650 (4)                     0



Cheng Tai Po                      1999        388,100     291,074(1)         93,710 (5)                     0
Vice Chairman                     1998        388,100     323,400(2)              -                   100,000 &
                                                                                                   11,800,000
                                  1997        388,100     323,400                 -                         0

Yan Sau Man, Amy                  1999        129,366        -                    -                         0
Vice President and Director       1998        129,366        -                    -                   100,000 &
                                                                                                    5,000,000
                                  1997        124,191        -                    -                         0

Hung Kwok Wing, Sonny             1999        129,366        -                    -                         0
Vice President and Director(7)    1998        129,366        -                    -                   100,000 &
                                                                                                    4,000,000

Ng Hak Yee, Patrick(7 & 8)        1999        118,586        -                    -                         0          102,231(9)
(resigned on February 27, 1999)   1998        129,366        -                    -                   100,000 &
                                                                                                    4,000,000

(1) Cheng Chung Hing, Ricky and Cheng Tai Po received bonus of $161,708 and $129,366 from each of the Company and MSIL respectively for fiscal 1999.

(2) Half of the bonus of each of Cheng Chung Hing, Ricky and Cheng Tai Po for fiscal 1998 was paid by the Company, and half of which was paid by MSIL.

(3) Although the officers receive certain perquisites such as Company provided life insurance and medical insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(4) In addition to the amounts referred to in note (1) and (2) above, Cheng Chung Hing, Ricky is provided the right to use a leasehold property of the Company at no cost as his personal residence. The estimated fair rental value of such leasehold property was $92,135. The estimated fair rental value is based on the "rateable value" assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap.
       116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(5) In addition to the amounts referred to in note (1) above, Cheng Tai Po is provided the right to use a leasehold property of the Company at no cost as his personal residence commencing on October 11, 1998. The estimated fair rental value of such leasehold property was $93,710. The estimated fair rental value is based on the "rateable value" assessed by the Rating and Valuation Department of The Government of Hong Kong Special Administrative Region. According to the Hong Kong Rating Ordinance (Cap.
       116), rateable value is an estimate of the annual rental of the relevant premises at a designated valuation reference date. When assessing a rateable value, all factors which would affect rental value, such as age and size of the premises, quality of finishes, location, transport facilities, amenities and open market rents, are considered.

(6) Each Named Executive received options from both the Company and MSIL in fiscal 1998.

(7) In fiscal 1998, each of Hung Kwok Wing, Sonny and Ng Hak Yee, Patrick became, for the first time, a person whose compensation is to be reported in this table. Therefore, their compensation in prior years is not reported.

(8) Subsequent to the resignation of Ng Hak Yee, Patrick, the options granted to him by the Company and MSIL expired on May 27, 1999 and March 27, 1999 respectively.

(9)    A termination pay of $102,231 was made to Ng Hak Yee, Patrick.


OPTION GRANTS IN FISCAL 1999

       In fiscal 1999, neither the Company nor MSIL granted any option to any of its directors or executive officers.

PERFORMANCE GRAPH

       The following graph summarizes cumulative total shareholder return (assuming reinvestment of dividends) on the Common Stock of the Company and IWI Holding Limited ("IWI"), a peer issuer selected by the Company. The Company's Common Stock was first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, on June 17, 1996. As there was no trading of the Company's Common Stock on June 17 and June 18, 1996, the trading price of the Common Stock of the Company was not available. Therefore, the measurement period hereto commenced on June 19, 1996 and ended on March 31, 1999, the Company's 1999 fiscal year end date. The graph assumes that $100 was invested on June 19, 1996.

       The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future stock price performance or the financial performance of the Company. Shareholders are encouraged to review the Financial Statements of the Company contained in the accompanying annual report on Form 10-K for the fiscal year ended March 31, 1999.

[GRAPHIC OMITTED]

                                     6/19/96         3/31/97         3/31/98    3/31//99
                                     -------         -------         -------    --------
The Company's Common Stock            $100           $15.57          $8.93       $12.50
IWI's Common Stock                    $100           $46.67          $8.32       $3.73

       As there is no broad equity market index for the OTC Bulletin Board where the Company's Common Stock is traded and there is no published industry or line-of-business index for the pearl or jewelry business in which the Company is engaged, the Company has selected IWI as a peer issuer for comparison. IWI is engaged primarily in the design, assembly, merchandising and wholesale distribution of jewelry and whose shares are traded on NASDAQ.

EMPLOYMENT AGREEMENTS

       The Company itself has no employment agreement with any of its officers or employees. However, MSIL entered into Service Agreements with each of Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; and Hung Kwok Wing, Sonny on September 8, 1997. The major terms of these agreements are as follows:-

- each service agreement is for an initial term of 3 years commencing on September 1, 1997, and may be terminated by either party by giving the other written notice of not less than 3 months;

- the annual basic salary payable to each of Cheng Chung Hing, Ricky, Cheng Tai Po, Yan Sau Man Amy, and Hung Kwok Wing, Sonny shall be HK$3 million, HK$3 million, HK$1 million and HK$1 million respectively, subject to annual review by the Board of MSIL every year; and

- each of Cheng Chung Hing, Ricky, Cheng Tai Po, Yan Sau Man, Amy, and Hung Kwok Wing, Sonny is also entitled to a discretionary bonus in respect of each financial year. The amount of such discretionary bonuses shall be determined by the MSIL Board each year, provided that the aggregate of all discretionary bonuses payable by MSIL to its executive directors in any financial year shall not exceed 10% of the net profits (after tax and after extraordinary items) of MSIL for such year as shown in its audited accounts.

COMPENSATION OF DIRECTORS

       No employee of the Company receives any compensation for his or her service as a Director. The non-employee directors of the Company were compensated for their services as directors in fiscal 1999 as follows:-

       Non-employee Directors                               Directors' Fee
       ----------------------                               --------------
                                                                   $
       Lai Chau Ming, Matthew ............................      12,937
       Yuen Ka Lok, Ernest ...............................      25,873

       MSIL paid $25,873 to Alexander Reid Hamilton (who is not a director of the Company) for his services as a director of MSIL. No additional compensation of any nature was paid to any non-employee director of the Company for their services as directors.

       An amount of $500 is to be paid to each of the non-employee director and Alexander Reid Hamilton for their participation in Audit Committee meetings. In fiscal 1999, the Audit Committee members were compensated as follows:-

                                                 Amount Received
                                                 ---------------
      Audit Committee Members             The Company             MSIL
      -----------------------             -----------             ----
                                             ($)                   ($)
      Lai Chau Ming, Matthew                1,000                  N/A
      Yuen Ka Lok, Ernest                   1,000                  500
      Alexander Reid Hamilton               1,000                  500

      Audit Committee of MSIL met only once in fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Cheng Chung Hing, Ricky, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President of the Company, was a member of the Compensation Committee. To promote the Committee's independence, he resigned as Compensation Committee member on September 18, 1998. The other two members of the Committee are not executives of the Company or any of its subsidiaries, but Yuen Ka Lok, Ernest, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company and its subsidiaries. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Company and its subsidiaries.

       Except as described in this and the immediately preceding paragraph, no executive officer of the Company, (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company. Both Cheng Tai Po and Yan Sau Man, Amy, serve as directors in several companies of which Cheng Chung Hing, Ricky is also a director; however, neither of them is a member of the Compensation Committee of the Company's Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During the past three years, the Company has loaned funds and received advances from Cheng Chung Hing, Ricky and Cheng Tai Po, the founders and principal shareholders of the Company. The maximum amount advanced to Cheng Chung Hing, Ricky and Cheng Tai Po during the past three years was $230,110 and $106,360 respectively. During fiscal 1999, the Company advanced $33,839 to Cheng Chung Hing, Ricky and $106,360 to Cheng Tai Po respectively. Both of them repaid the amount before March 31, 1999. All such advances were made on an interest free basis and without definitive repayment terms.

       During the same period, Cheng Chung Hing, Ricky and Cheng Tai Po advanced funds to the Company on an interest free basis and repayable on demand. Advances from Cheng Chung Hing, Ricky totaled $-0- and advances from Cheng Tai Po totaled $-0- as at March 31, 1999. The maximum amount owed to Cheng Chung Hing, Ricky and to Cheng Tai Po during the past three years was $94,306 and $-0-respectively.

       Finally, during the past three years, Cheng Chung Hing, Ricky has utilized a leasehold property of the Company as his personal residence at no cost to him. Since October 11, 1998, Cheng Tai Po has utilized a leasehold property of the Company as his personal residence at no cost to him. See "Executive Compensation".

       Yuen Ka Lok, Ernest, a director of both the Company and MSIL, the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company, is a partner of Messrs. Yuen & Partners, one of the legal advisors to the Company. Messrs. Yuen & Partners receives its standard professional fees in the provision of legal services to the Company.

       Alexander Reid Hamilton, Chairman of the Audit Committee of the Board of Directors of the Company is a director of MSIL.

                                   PROPOSAL 2
                       RATIFICATION OF THE APPOINTMENT OF
               DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS

       The Board of Directors has appointed Deloitte Touche Tohmatsu as independent accountants for the fiscal year ended March 31, 1999 and has further directed that the selection of such independent accountants be submitted for ratification by the shareholders at the Annual meeting. Deloitte Touche Tohmatsu will have one or more representatives at the Annual Meeting. Such representatives will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                                   PROPOSAL 3
                AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN
                          TO RESERVE ADDITIONAL SHARES
                     OF COMMON STOCK FOR ISSUANCE THEREUNDER

       In November, 1996, the shareholders approved the Company's 1996 Stock Option Plan (the "Option Plan"). The Company is presently authorized to issue 1,000,000 shares of Common Stock upon the exercise of options granted under the Option Plan.

       The shareholders will be requested at the Annual Meeting to approve an amendment to the Option Plan which increases by 1,000,000 the number of shares of Common Stock that may be issued under the Option Plan. The purpose of the Option Plan is to encourage ownership of the Company's Common Stock by eligible key employees, consultants and directors of the Company and its affiliates, and to provide increased incentive for such employees, consultants and directors to render services and to exert maximum effort for the business success of the Company. The Compensation Committee of the Board of Directors believes that the Option Plan promotes the Company's success by aligning financial interests of key employees, consultants and directors with long-term shareholder value, and that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Option Plan over the term of the plan unless the additional shares are authorized. A copy of the Option Plan as proposed to be amended may be obtained upon written request to the Company's Secretary at its principal office.

DESCRIPTION OF THE PLAN

       The Option Plan was initially approved by the Company's shareholders on November 15, 1996. As initially approved, the Option Plan reserved 1,000,000 shares of the Company's Common Stock for issuance pursuant to stock options to be granted under the Option Plan. The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) has been delegated the authority to administer the Option Plan and grant options to key employees, consultants, and directors of the Company under the Option Plan. Members of the Committee are eligible to receive stock options under the Option Plan if such stock options are granted in accordance with Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

       During the term of the Option Plan, which expires on October 17, 2006, incentive stock options ("ISOs") and/or nonqualified stock options ("NSOs") may be granted to key employees, and NSOs may be granted to consultants and directors, of the Company and its affiliates. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any optionee during any calendar year under all stock option plans of the Company and its affiliates may not exceed US$100,000.

       Because the key employees, consultants and directors of the Company who may participate and the amount of their options are determined by the Compensation Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's key employees, consultants and directors.

       The Compensation Committee will establish the time or times at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price or procedure for setting the option price shall be established by the Compensation Committee at the time of the granting of an option. For ISOs, the option price may not be less than the fair market value of the Company's stock on the date of grant; provided that in the case of ISOs granted to an individual who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its affiliate ("Ten Percent Stockholder"), the exercise price shall not be less than one hundred and ten percent of the fair market value of a share of Common Stock on the date the option is granted. For NSOs, the option price may be less than, equal to, or greater than the fair market value of the Company's stock on the date of grant; provided, that the exercise price may not be less than eighty-five percent of the fair market value of the Company's stock on the date of grant. The Committee has the authority, with the consent of an optionee, to amend an option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extension of the term thereof. In the event of stock dividends, splits and similar capital changes, the Option Plan provides for appropriate adjustments in the exercise prices and in the number of shares available for options so as to maintain the proportionate number of shares without changing the aggregate exercise price.

       The term of each option shall be no more than ten years from the date of grant; provided that an ISO granted to a Ten Percent Stockholder may not have a term in excess of five years from the date of grant. Options expire three months following termination of employment (but in no event later than the date of expiration of the term of the option as set forth in the option agreement), except in the case of disability or death. In the event an optionee dies or is determined under the Option Plan to be disabled while the optionee is employed by the Company or its affiliates, acts as consultant or while serves on the Board of Directors of the Company, the options previously granted to the optionee may be exercised (to the extent the optionee would have been entitled to do so at the date of death or the determination of disability) at any time and from time to time, within a three-month period after such death or determination of disability, by the optionee, the guardian, executor or administrator of the optionee's estate, or by the person or persons to whom the optionee's rights under the option shall pass by will or the laws of descent and distribution (but in no event later than the date of expiration of the term of the option as set forth in the option agreement).

       Under the Option Plan, the Compensation Committee has the authority to provide in each stock option agreement whether the exercise price shall be paid in cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company, or shares of Common Stock of the Company, or a combination thereof. The Compensation Committee may also allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions. Each optionee must pay all taxes required to be withheld by the Company or paid by the optionee in connection with the exercise of an NSO.

       If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each a "Fundamental Change"), then upon any exercise of an option, the optionee will be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If, after a Fundamental Change, the Company will not be the surviving entity, or the Company sells all or substantially all of its assets, or more than fifty percent of the Company's outstanding shares of Common Stock will be acquired or owned or controlled by another person or entity (other than a wholly owned subsidiary of the Company), or the Company dissolves and liquidates, or as a result of or in connection with a contested election of directors, the Company's directors before such election will cease to constitute a majority of the Company's Board of Directors, then the Compensation Committee may at its sole discretion accelerate the time at which all or a portion of an optionee's options may be exercised for a limited period of time before or after a specified date.

       The Compensation Committee may, in its sole discretion and has no obligation to, accelerate the time at which any option may be exercised, including without limitation in the following circumstances if it deems such acceleration necessary to provide equitable treatment to the optionee: (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock, or (iii) the occurrence of any similar transaction.

       The Option Plan may be amended, altered or discontinued by the Board of Directors; provided that the approval of the shareholders of the Company is required to (i) increase the total number of shares reserved for the purposes of the Option Plan (except an increase pursuant to a change of capital structure of the Company), (ii) change the class of persons eligible to participate in the Option Plan, (iii) extend the applicable maximum option period of an option,
(iv) extend the expiration date of the Option Plan to a date after October 17, 2006, (v) decrease the exercise price of an option granted under the Option Plan (except a decrease pursuant to a change of capital structure of the Company), and (vi) withdraw the administration of the Option Plan from the Compensation Committee.

       The closing price of the Company's Common Stock as reported on OTC Bulletin Board on June 25, 1999 was $1.75.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

       The federal income tax consequences of an optionee's participation in the Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Option Plan. Optionees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

INCENTIVE STOCK OPTIONS

       If an option granted under the Option Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as described below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

       If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

       If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the purchase price, or (ii) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income.) The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

       The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

       In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed by the Internal Revenue Code of 1986, as amended (the "Code").

NONQUALIFIED STOCK OPTIONS

       Nonqualified stock options granted under the Option Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

       The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

       In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN TO RESERVE AN ADDITIONAL 1,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

SHAREHOLDERS PROPOSALS FOR 2000 ANNUAL MEETING

       Any shareholder proposal intended for inclusion in proxy materials for the 2000 annual meeting of the shareholders must be received in proper form by the Company at its principal office no later than March 25, 2000.

OTHER MATTERS

       The Board of Directors is not aware of any business other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

ANNUAL REPORTS

       A copy of the Company's 1999 Annual Report to shareholders, which is the Company's annual report on Form 10-K for the fiscal year ended March 31, 1999 accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                By Order of the Board of Directors

                                /S/ SOPHIA HO

                                Sophia Ho
                                Secretary

Hong Kong
July 5, 1999

                            MAN SANG HOLDINGS, INC.
                               21/F RAILWAY PLAZA
                             39 CHATHAM ROAD SOUTH
                        TSIMSHATSUI, KOWLOON, HONG KONG

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 2, 1999

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Cheng Chung Hing, Ricky and Cheng Tai Po, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Man Sang Holdings, Inc., a Nevada corporation (the "Company"), on August 2, 1999, at 10:00 a.m., or at any postponements or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote as if personally present.

1. GRANTING ____________ WITHOLDING ____________ authority to vote for the election as directors of the Company the following nominees:
   (INSTRUCTIONS : TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)
      Cheng Chung Hing, Ricky; Cheng Tai Po; Yan Sau Man, Amy; Hung Kwok Wing, Sonny; Lai Chau Ming, Matthew and Yuen Ka Lok, Ernest.

2. Proposal to ratify the appointment of Deloitte Touche Tohmatsu as the Company's independent accountants.
    [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

3. Proposal to amend the Company's 1996 Stock Option Plan to reserve an additional 1,000,000 shares of Common Stock for issuance thereunder.
    [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

                  (continued, and to be signed, on other side)

                          (continued from other side)

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. IF ANY OTHER MATTER SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF PROXIES.

    Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                                                Dated:           , 1999

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THIS PROXY PROMPTLY USING
                                                THE ENCLOSED ENVELOPE.